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                                                                   EXHIBIT 3.2



                            HQ GLOBAL HOLDINGS, INC.

                                     BYLAWS





                         AS AMENDED THROUGH MAY 31, 2000



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                                TABLE OF CONTENTS

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
ARTICLE 1. OFFICES...............................................................................................4

ARTICLE 2. STOCKHOLDERS..........................................................................................4

         Section 2.01.  Annual Meeting...........................................................................4

         Section 2.02.  Special Meetings.........................................................................4

         Section 2.03.  Place of Meetings........................................................................4

         Section 2.04.  Notice of Stockholder Meetings...........................................................4

         Section 2.05.  Fixing of Record Date....................................................................5

         Section 2.06.  Quorum...................................................................................6

         Section 2.07.  Voting...................................................................................6

         Section 2.08.  Presiding Officer of Meetings............................................................6

         Section 2.09.  Secretary of Meetings....................................................................6

         Section 2.10.  Action in Lieu of Meeting................................................................7

         Section 2.11.  Proxies..................................................................................7

ARTICLE 3. BOARD OF DIRECTORS....................................................................................7

         Section 3.01.  Powers...................................................................................7

         Section 3.02.  Number; Election; Qualification; Term....................................................7

         Section 3.03.  Vacancies................................................................................8

         Section 3.04.  Place of Meetings........................................................................8

         Section 3.05.  Annual Meeting...........................................................................8

         Section 3.06.  Regular Meetings.........................................................................8

         Section 3.07.  Special Meetings.........................................................................8

         Section 3.08.  Notice of, and Waiver of Notice for, Special Meetings....................................9

         Section 3.09.  Organization.............................................................................9

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
         Section 3.10.  Quorum...................................................................................9

         Section 3.11.  Vote.....................................................................................9

         Section 3.12.  Action in Lieu of a Meeting..............................................................9

         Section 3.13.  Conference Call Meeting.................................................................10

         Section 3.14.  Removal of Director.....................................................................10

         Section 3.15.  Chairman of the Board...................................................................10

         Section 3.16.  Compensation............................................................................10

         Section 3.17.  Committees of Directors.................................................................10

ARTICLE 4. OFFICERS.............................................................................................11

         Section 4.01.  Positions...............................................................................11

         Section 4.02.  Chairman................................................................................11

         Section 4.03.  President...............................................................................11

         Section 4.04.  Vice President..........................................................................11

         Section 4.05.  Secretary...............................................................................12

         Section 4.06.  Assistant Secretary.....................................................................12

         Section 4.07.  Treasurer...............................................................................12

         Section 4.08.  Assistant Treasurer.....................................................................12

         Section 4.09.  Term of Office..........................................................................12

         Section 4.10.  Compensation............................................................................13

         Section 4.11.  Fidelity Bonds..........................................................................13

ARTICLE 5. CAPITAL STOCK........................................................................................13

         Section 5.01.  Certificates of Stock...................................................................13

         Section 5.02.  Transfer of Stock.......................................................................13

         Section 5.03.  Ownership of Stock......................................................................13

         Section 5.04.  Lost Certificates.......................................................................13

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
ARTICLE 6. MISCELLANEOUS........................................................................................14

         Section 6.01.  Corporate Seal..........................................................................14

         Section 6.02.  Fiscal Year.............................................................................14

         Section 6.03.  Insurance...............................................................................14

         Section 6.04.  Inspection of Books and Records.........................................................14

ARTICLE 7. INDEMNIFICATION; TRANSACTIONS WITH INTERESTED PERSONS................................................15

         Section 7.01.  Indemnification.........................................................................15

         Section 7.02.  Transactions With Interested Persons....................................................15

ARTICLE 8. AMENDMENT............................................................................................15

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                            HQ GLOBAL HOLDINGS, INC.

                                     BYLAWS

                         AS AMENDED THROUGH MAY 31, 2000

                                   ARTICLE 1.
                                     OFFICES

     The Corporation shall maintain a registered office in the State of Delaware as required by law. The initial registered office of the Corporation shall be in Wilmington, Delaware, and the initial registered agent shall be The Corporation Trust Company. The Corporation may also have offices at such other places, within or without the State of Delaware, as the business of the Corporation may require.

                                   ARTICLE 2.
                                  STOCKHOLDERS

SECTION 2.01. ANNUAL MEETING.

     The annual meeting of stockholders shall be held on such date and at such time as determined by the Board of Directors. At each annual meeting, stockholders entitled to vote at an election of directors shall elect the members of the Board of Directors and transact such other business as may be properly brought before the meeting.

SECTION 2.02. SPECIAL MEETINGS.

     Special meeting of stockholders for any purpose or purposes, described in the meeting notice, may be called by the Chairman of the Board and shall be called by the President or the Secretary at the request in writing of a majority of the directors or of the holders of twenty-five percent (25%) or more of the issued and outstanding shares of Common Stock of the Corporation entitled to be voted at the meeting. Such a request shall state the purpose or purposes of the proposed meeting.

SECTION 2.03. PLACE OF MEETINGS.

     Meetings of stockholders shall be held at such place, within or without the State of Delaware, as designated by the Board of Directors.

SECTION 2.04. NOTICE OF STOCKHOLDER MEETINGS.

     (a) Required Notice. Written notice stating the place, day and hour of any annual or special stockholders meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting and to any other stockholder entitled by the Delaware General



                                       4
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Corporation Law or the Corporation's Certificate of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of:
(1) when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of the Corporation, (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, (3) when received, or (4) five (5) days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the Corporation's current record of stockholders.

     (b) Adjourned Meeting. If any stockholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. But if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is or must be fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting, pursuant to the requirements of Section 2.04(a) above.

     (c) Waiver of Notice. A stockholder may waive notice of the meeting (or any notice required by the Delaware General Corporation Law, the Corporation's Certificate of Incorporation, or these Bylaws), by a writing signed by the stockholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

     A stockholder's attendance at a meeting:

     (1) waives objection to lack of notice or defective notice of the meeting unless the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened; and

     (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

     (d) Contents of Notice. The notice of each special stockholder meeting shall include a description of the purpose or purposes for which the meeting called. Except as provided in this Section 2.04(d), or as provided in the Corporation's Certificate of Incorporation, or otherwise in the Delaware General Corporation Law, the notice of an annual stockholder meeting need not include a description of the purpose or purposes for which the meeting is called.

SECTION 2.05. FIXING OF RECORD DATE.

     The Board may set, in advance, a record date not less than ten (10) nor more than sixty (60) days before the date of any meeting of the stockholders or any adjournment thereof. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

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SECTION 2.06. QUORUM.

     Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. If less than a quorum is present, the holders of a majority of the voting shares whose holders are so present or represented may from time to time adjourn the meeting to another place, date, or hour until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice except as required by law or by Section 2.04 hereof. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the original meeting.

SECTION 2.07. VOTING.

     When a quorum is present at a meeting of the stockholders, the vote of the holders of a majority of the shares of Common Stock entitled to be voted whose holders are present in person or represented by proxy shall decide any question brought before the meeting, unless the question is one upon which, by express provision of law or of the Corporation's Certificate of Incorporation or of these Bylaws, a different vote is required. Unless otherwise provided in the Delaware General Corporation Law or in the Corporation's Certificate of Incorporation, each stockholder shall at a meeting of the stockholders be entitled to one (1) vote on each matter, in person or by proxy, for each share of the Corporation's capital stock that has voting power and that is held by such stockholder. At a meeting of the stockholders, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

SECTION 2.08. PRESIDING OFFICER OF MEETINGS.

     The Chairman of the Board shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, the presiding officer shall be such person as is designated by the Chairman of the Board or, absent such designation, such person as is elected by vote of the holders of a majority of the shares of Common Stock entitled to vote at such meeting whose holders are present in person or represented by proxy at the meeting.

SECTION 2.09. SECRETARY OF MEETINGS.

     The Secretary of the Corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the presiding officer of the meeting shall appoint any other person to act as secretary of the meeting.

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SECTION 2.10. ACTION IN LIEU OF MEETING.

     Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote were present and voted. The action must be evidenced by one (1) or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within sixty (60) days of the delivery of the earliest dated consent. All stockholders entitled to vote on the record date of such written consent who do not participate in taking the action shall be given prompt written notice there of accordance with the Delaware General Corporation Law.

SECTION 2.11. PROXIES.

     At all meetings of stockholders, a stockholder may vote in person, or vote by proxy which is executed in writing by the stockholder or which is execrated by his duly authorized attorney-in-fact. Such proxy shall he filed with the Secretary of the Corporation or other persons authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution unless the proxy provides for a longer period.

                                   ARTICLE 3.
                               BOARD OF DIRECTORS

SECTION 3.01. POWERS.

     The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation, these Bylaws or agreements among stockholders which are otherwise lawful.

SECTION 3.02. NUMBER; ELECTION; QUALIFICATION; TERM.

     (a) The number of directors which shall constitute the whole board shall not be fewer than one (1) nor more than fifteen (15). Directors of the Corporation in office at the time of such adoption, or appointed to fill vacancies existing at the time of such adoption, shall be assigned to a particular class by resolution of the Board of Directors of the Corporation which resolution must be approved by a majority of the voting stockholders of the Corporation. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors.

     (b) The Board of Directors shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any Corporation stockholder entitled to vote at an election of directors, provided such other nomination(s) are submitted in writing to the Secretary of the Corporation no later than ninety (90) days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the

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number of shares of the Corporation's stock owned, directly or indirectly, by the nominator. The directors shall be elected, in accordance with Section 7.1(b) of the Corporation's Certificate of Incorporation, at the annual meeting of the stockholders, except as provided in Section 3.03 hereof, and each director elected shall hold office until such director's successor is elected and qualified or until the director's earlier resignation or removal. Directors need not be stockholders.

SECTION 3.03. VACANCIES.

     Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the stockholders entitled to vote at an election of directors or by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of directors for the class to which such director belongs, and until such director's successor is elected and qualified, or until the director's earlier resignation or removal. In the event that one (1) or more directors resigns from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors for the class to which such director belongs, and until such director's successor is elected and qualified, or until the director's earlier resignation or removal. Each vacancy existing at the time of the adoption of these Bylaws may be filled by vote of a majority of the directors in office at the time of filling such vacancy.

SECTION 3.04. PLACE OF MEETINGS.

     Any meeting of the Board of Directors may be held either within or without the State of Delaware.

SECTION 3.05. ANNUAL MEETING.

     There shall be an annual meeting of the Board of Directors for the transaction of such business as may be brought before the meeting. The annual meeting of the Board shall be held immediately following the annual meeting of the stockholders or any adjournment thereof, at the place where the annual meeting of the stockholders was held or at such other place as a majority of the directors who are then present determine. If the annual meeting is not so held, it shall be called and held in the manner provided herein for special meetings of the Board or conducted pursuant to Section 3.12.

SECTION 3.06. REGULAR MEETINGS.

     Regular meetings of the Board of Directors, other than the annual meeting, may be held without notice at such times and places as the Board may have fixed by resolution.

SECTION 3.07. SPECIAL MEETINGS.

     Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called on the written request of any director.

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SECTION 3.08. NOTICE OF, AND WAIVER OF NOTICE FOR, SPECIAL MEETINGS.

     Unless the Corporation's Certificate of Incorporation provides for a longer or shorter period, notice of any special director meeting shall be given at least three (3) days prior thereto either orally or in writing. The notice need not describe the purpose of any special director meeting. If mailed, notice of any director meeting shall be deemed to be effective at the earlier of: (i) when received, (ii) five (5) days after deposited in the United States mail, postage prepaid, addressed to the director's business office, or (iii) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waver of notice of such meeting, except where a director attends a meeting for the express Purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.

SECTION 3.09. ORGANIZATION.

     Every meeting of the Board of Directors shall be presided over by the Chairman of the Board. In his absence, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the Corporation shall act as secretary of the meeting. In the absence of the Secretary, the presiding officer shall appoint another person to act as secretary of the meeting.

SECTION 3.10. QUORUM.

     The presence of a majority or more of the number of directors fixed by
Section 3.02(a) shall be necessary to constitute a quorum for the transaction of business at a meeting of the Board of Directors. If less than a quorum is present, a majority of the directors present may from time to time adjourn the meeting to another time or place until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice.

SECTION 3.11. VOTE.

     The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Corporation's Certificate of Incorporation, or by these Bylaws. Where a vote of the directors present results in a tie, the action proposed shall not constitute an act of the Board of Directors.

SECTION 3.12. ACTION IN LIEU OF A MEETING.

     Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all directors consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

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SECTION 3.13. CONFERENCE CALL MEETING.

     Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 3.14. REMOVAL OF DIRECTOR.

     Subject to any agreement among the stockholders to the contrary, any director or the entire Board of Directors may be removed by the holders of a majority of shares of Common Stock then entitled to vote at an election of directors but only if cause exists for the removal. For purposes of this Section 3.14, "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

SECTION 3.15. CHAIRMAN OF THE BOARD.

     The Board of Directors may choose a Chairman of the Board who shall, if present, preside at meetings of the Board and of the stockholders. The Chairman of the Board may be an officer of the Corporation elected pursuant to Article 4.

SECTION 3.16. COMPENSATION.

     Unless otherwise provided in the Corporation's Certificate of Incorporation, no director shall receive compensation for services to the Corporation in his capacity as a director; provided that directors may be reimbursed for their out-of-pocket expenses incurred in connection with their attendance at board meetings. Officers of the Corporation or of any stockholder of the Corporation will not be paid director fees.

SECTION 3.17. COMMITTEES OF DIRECTORS.

     The Board of Directors may by resolution create one (1) or more committees and appoint members of the Board of Directors to serve on the committees at the pleasure of the Board of Directors. To the extent specified in a resolution adapted by the Board of Directors, each committee may exercise the full authority of the Board of Directors, except as limited by Section 141 (or any successor section) of the Delaware General Corporation Law. All provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members.

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                                   ARTICLE 4.
                                    OFFICERS

SECTION 4.01. POSITIONS.

     The officers of the Corporation shall be a Chairman, a President, a Secretary and a Treasurer, and such other officers as the Board of Directors (or an Officer authorized by the Board of Directors) from time to time may appoint, including one (1) or more Vice Chairmen, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person, except that in no event shall the President and the Secretary be the same person. Each of the Chairman, President, and/or any Vice President may execute bonds, mortgages and other documents under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

SECTION 4.02. CHAIRMAN.

     The Chairman shall be the chief executive officer of the Corporation, shall have overall responsibility and authority for management of the operations of the Corporation (subject to the authority of the Board of Directors), shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chairman may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

SECTION 4.03. PRESIDENT.

     The President shall be the chief operating officer of the Corporation and shall have full responsibility and authority for management of the day-to-day operations of the Corporation, subject to the authority of the Board of Directors and Chairman. The President may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

SECTION 4.04. VICE PRESIDENT.

     In the absence of the President or in the event of the President's inability or refusal to act, the Vice President or if there shall be more than one (1), the Vice Presidents in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election) shall perform the duties of the President, and when so acting shall

                                       11

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have all the powers of, and be subject all the restriction upon, the President.
Each Vice President shall perform such other duties as may be determined from time to time by the Board of Directors or the President.

SECTION 4.05. SECRETARY.

     The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.

SECTION 4.06. ASSISTANT SECRETARY.

     The Assistant Secretary, or if there shall be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary.

SECTION 4.07. TREASURER.

     The Treasurer shall be the chief financial officer of the Corporation and shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer shall render to the Chairman, the President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

SECTION 4.08. ASSISTANT TREASURER.

     The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

SECTION 4.09. TERM OF OFFICE.

     The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

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


SECTION 4.10. COMPENSATION.

     The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

SECTION 4.11. FIDELITY BONDS.

     The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

                                   ARTICLE 5.
                                  CAPITAL STOCK

SECTION 5.01. CERTIFICATES OF STOCK.

     Certificates for shares of capital stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and by the Secretary or the Treasurer. Any or each of the signatures on a stock certificate, including that of any transfer agent or registrar, may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such, officer, transfer agent, or registrar before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer, transfer agent, or registrar were the officer, transfer agent, or registrar at the date of issuance.

SECTION 5.02. TRANSFER OF STOCK

     Subject to restrictions provided in the Corporation's Certificate of Incorporation and any agreement among the stockholders, shares of stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of a certificate or certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

SECTION 5.03. OWNERSHIP OF STOCK.

     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law.

SECTION 5.04. LOST CERTIFICATES.

     The Board of Directors, Chairman, President or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such

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issuance of a new certificate, the board or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the board or such officer shall require and/or to give the Corporation a bond, in such sum as the board or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

                                   ARTICLE 6.
                                  MISCELLANEOUS

SECTION 6.01. CORPORATE SEAL.

     The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of incorporation, and the word "Delaware."

SECTION 6.02. FISCAL YEAR.

     The fiscal year of the Corporation shall be the calendar year.

SECTION 6.03. INSURANCE.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against liability asserted against or incurred by such person in such capacity or arising from such person's status as such (whether or not the Corporation would have the power to indemnify such person against the same liability).

SECTION 6.04. INSPECTION OF BOOKS AND RECORDS.

     Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

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                                   ARTICLE 7.
                          INDEMNIFICATION; TRANSACTIONS
                             WITH INTERESTED PERSONS

SECTION 7.01. INDEMNIFICATION.

     The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented (the "DGCL") indemnify any and all directors and officers of the Corporation from and against any and all of the expenses (and shall advance expenses to the extent provided for by Section 145(e) of the DGCL), liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Corporation's Certificate of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.02. TRANSACTIONS WITH INTERESTED PERSONS.

     No contract or transaction between the Corporation and any of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which any of its directors or officers is a director or officer or has a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof at which the contract or transaction is authorized or solely because his vote is counted for such purpose, if the contract or transaction is fair and reasonable as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

                                   ARTICLE 8.
                                    AMENDMENT

     Except as otherwise provided in the Certificate of Incorporation or provisions of these Bylaws, these Bylaws may be adopted, altered, amended or repealed by the Board of Directors or by a majority vote of holders of shares of Common Stock then entitled to vote.

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